Exhibit 99.1

Pacific Blue Energy Corp. Welcomes George Sagredos to its Board of Advisors

PHOENIX, Aug. 11 /PRNewswire-FirstCall/ - Pacific Blue Energy Corp. (OTCBB: PBEC), a development stage developer of renewable energy projects, has announced that George Sagredos has joined the Company’s Board of Advisors.  A long time energy industry executive, Sagredos serves as chief operating officer, president and a director of Energy Infrastructure Acquisition Corporation since it was started in 2005. He continues to serve as managing director of the Hermitage Group.

 “George’s extensive experience with the energy industry and executive background with public companies will help us move PBEC into its next phase of growth,” says Joel Franklin, CEO of PBEC. “As we develop large-scale renewable energy projects we will rely on our Board of Advisors for their industry expertise and experience.”

In 1993, Mr. Sagredos founded Hermitage Resources Ltd., a trading firm involved in the arbitrage of oil products in the emerging growth markets. While at Hermitage Resources, Sagredos served as the president of the Crude Oil and Products Trading division, focusing on the Russian and Mediterranean markets. In the early 1990’s, he served as senior trader in the international oil trading division of A.O.T. Zug, in Switzerland. From 1987 to 1990, Sagredos was the senior trader for clean products in the Oil Products Trading and International Arbitrage division of Phibro Energy, Switzerland. As the senior trader, he was responsible for Mediterranean and International Arbitrage for Europe and the Far East.

He also worked as a clean products trader of the Oil Trading Products division of Petrogulf S.A., a privately owned independent oil and gas producer.  He joined Goldman Sachs & Co. as a trader specializing in the oil futures industry. Prior to joining Goldman Sachs he was a tanker broker for D&L Partners in New York.

About Pacific Blue Energy Corp.

Pacific Blue Energy Corp. (PBEC) is a publicly traded solar energy company that seeks to build and manage large renewable energy projects. PBEC's goal is to maximize shareholder value through select property acquisition, timely renewable energy facility construction and informed management of those projects. Headquartered in Arizona, one of the prime solar energy markets in the United States, PBEC is positioned to take advantage of technological advances that will drive the coming surge in the U.S. solar generated electricity market. More information is available at www.PacificBlueEnergyCorp.com.

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SOURCE Pacific Blue Energy